Exhibit 99.1

Avinger Reports First Quarter 2024 Results

Advances New OCT-Guided Coronary Product Development

Redwood City, Calif., May 15, 2024 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today reported results for the first quarter ended March 31, 2024.

First Quarter and Recent Highlights

●	Reported first quarter 2024 revenue of $1.9 million, and gross margin of 18%
●

Continued full commercial launch of Tigereye ST, Avinger’s most advanced image-guided peripheral CTO-crossing device, and limited launch of the new Pantheris LV (large vessel) image-guided atherectomy device

●	Initiated Phase III verification and validation studies for Avinger’s proprietary image-guided coronary CTO-crossing system in preparation for IDE submission, anticipated in the third quarter of 2024
●	Announced a strategic partnership and up to $15 million equity funding agreement with Zylox-Tonbridge, of which $7.5 million was funded in March 2024, opening a pathway to the greater China market
●	Exchanged Series A preferred stock with an aggregate liquidation preference of $61 million for new Series A-1 preferred stock with a value of $10 million and no liquidation or dividend preference

“We are excited to commence Phase III verification and validation studies for our innovative coronary CTO solution in preparation for filing an IDE application later this year,” said Jeff Soinski, Avinger’s President and CEO. “We believe that our proprietary image-guided approach has the potential to offer superior, simplified, and more predictable clinical outcomes for crossing chronic total occlusions in the coronary arteries, redefining this large and underserved market, while immediately accessing established reimbursement codes for both coronary CTO-crossing and OCT-diagnostic imaging following clearance.

"We recently began a new strategic partnership with Zylox-Tonbridge, a dynamic leader in the peripheral interventional market in China, providing strategic equity funding and opening a proven commercial channel for Avinger products to enter the robust and growing greater China market. The strategic relationship also provides the opportunity to partner with Zylox-Tonbridge to develop a more cost-efficient manufacturing structure to support the growth of global sales and improve gross margin.”

First Quarter 2024 Financial Results

Total revenue was $1.9 million for the first quarter of 2024, compared with $1.9 million in the fourth quarter of 2023 and $1.9 million in the first quarter of 2023.

Gross margin for the first quarter of 2024 was 18%, compared with 20% in the fourth quarter of 2023 and 34% in the first quarter of 2023. Operating expenses for the first quarter of 2024 were $5.4 million, compared with $5.0 million in the fourth quarter of 2023 and $4.9 million in the first quarter of 2023. The increase in operating expense is primarily related to an increase in sales headcount, expenses related to the Zylox-Tonbridge transaction, and other corporate activities.

Net loss and comprehensive loss for the first quarter of 2024 was $5.5 million, compared with $5.0 million in the fourth quarter of 2024 and $4.6 million in the first quarter of 2023.

Adjusted EBITDA, as defined under non-GAAP financial measures in this press release, was a loss of $3.9 million, compared to a loss of $4.3 million in the fourth quarter of 2023 and a loss of $3.9 million in the first quarter of 2023. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of non-GAAP measures to the nearest GAAP measure, provided in the tables below.

Cash and cash equivalents totaled $7.2 million as of March 31, 2024.

In March 2024, CRG Partners, the primary holder of Avinger debt and preferred equity exchanged its Series A preferred stock with an aggregate liquidation preference of $61 million for new Series A-1 preferred stock with a value of $10 million. The new Series A-1 preferred stock is convertible at a conversion price of $3.66 per share and carries no liquidation preference or dividend preference. Additionally, CRG extended principal payments on Avinger’s debt from the first quarter of 2024 to the first quarter of 2027, with interest payments accruing during this time.

Conference Call

Avinger will hold a conference call today, May 15, 2024, at 4:30pm ET to discuss its fourth quarter 2023 financial results.

To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. To join the call by telephone, please dial +1-973-528-0011 and use passcode 971186. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first image-guided, catheter-based system for the diagnosis and treatment of patients with vascular disease in the peripheral and coronary arteries. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox series of imaging consoles, the Ocelot and Tigereye® family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices for the treatment of peripheral artery disease (PAD), estimated to affect more than 200 million people worldwide. Avinger is developing its first product application for the treatment of coronary artery disease (CAD), an image-guided system for CTO-crossing in the coronary arteries, which provides the opportunity to redefine a large and underserved market. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, patient and physician benefits of our products, our anticipated filing of an IDE application, the impacts of our products on the treatment of vascular disease, our ability to successfully develop new products, the benefits of our partnership with Zylox-Tonbridge, including relating to our products entering the China market, the opportunity to develop a more cost-efficient manufacturing structure and potential revenue growth and increased sales productivity. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability to obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2024, and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Commercial Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) (unaudited)

	(Unaudited)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Revenues	$1,859	$1,906	$1,888
Cost of revenues	1,516	1,532	1,252
Gross profit	343	374	636

Operating expenses
Research and development	1,062	1,152	1,356
Selling, general and administrative	4,370	3,837	3,538
Total operating expenses	5,432	4,989	4,894

Loss from operations	(5,089)	(4,615)	(4,258)

Interest expense, net	(416)	(427)	(392)
Other income (expense), net	(12)	18	6
Net loss and comprehensive loss	(5,517)	(5,024)	(4,644)
Accretion of preferred stock dividends	(65)	-	(1,218)
Gain on exchange of Series A for Series A-1 convertible preferred stock	1,908	-	-
Net loss applicable to common stockholders	$(3,674)	$(5,024)	$(5,862)

Net loss per share attributable to common stockholders basic and diluted	$(2.49)	$(3.93)	$(10.70)

Weighted average common shares used to compute net loss per share, basic and diluted	1,477	1,280	548

All share and per share data reflect the impact of the reverse stock split effective September 12, 2023.

Reconciliation of Adjusted EBITDA to Net Loss and Comprehensive Loss

(in thousands) (unaudited)

	(unaudited)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net loss and comprehensive loss	$(5,517)	$(5,024)	$(4,644)
Add: Interest expense, net	416	427	392
Add: Other (income) expense, net (1)	12	(18)	(6)
Add: Stock-based compensation	1,096	237	245
Add: Certain depreciation and amortization charges	83	75	72
Adjusted EBITDA	$(3,910)	$(4,303)	$(3,941)

(1)	Other (income)expense, net primarily represents other miscellaneous income and expenses. Since these charges are non-operational, unusual or infrequent in nature, they are excluded accordingly.

Balance Sheet

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$7,174	$5,275
Accounts receivable, net of allowance for doubtful accounts of $41 at December 31, 2023 and $73 at December 31, 2022	1,377	1,014
Inventories	4,562	5,298
Prepaid expenses and other current assets	1,008	575
Total current assets	14,121	12,162

Right of use asset	1,991	1,102
Property and equipment, net	523	487
Other assets	225	19
Total assets	$16,860	$13,770

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$747	$777
Accrued compensation	2,523	2,311
Accrued expenses and other current liabilities	822	817
Leasehold liability, current portion	1,156	1,102
Preferred stock dividends payable	65	-
Borrowings	14,751	14,293
Total current liabilities	20,064	19,300

Leasehold liability, long-term portion	835	-
Other long-term liabilities	15	672
Total liabilities	20,914	19,972

Stockholders' deficit:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	2	1
Additional paid-in capital	422,157	414,493
Accumulated deficit	(426,213)	(420,696)
Total stockholders' deficit	(4,054)	(6,202)
Total liabilities and stockholders' deficit	$16,860	$13,770